Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

The Members of

ColFin FRB Investor, LLC

We have audited the accompanying balance sheet of ColFin FRB Investor, LLC (the “Company”) as of December 31, 2009 and the related statements of operations, members’ equity and cash flows for the period from October 16, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ColFin FRB Investor, LLC at December 31, 2009, and the results of its operations and its cash flows for the period from October 16, 2009 (inception) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Los Angeles, California

December 20, 2010

COLFIN FRB INVESTOR, LLC

BALANCE SHEETS

(In thousands)

	September 30, 2010 (Unaudited)	December 31, 2009 (Audited)
ASSETS
Investment in unconsolidated subsidiary	$420,474	—
Cash and cash equivalents	4	$5

Total assets	$420,478	$5

MEMBERS’ EQUITY	$420,478	$5

The accompanying notes are an integral part of these financial statements

COLFIN FRB INVESTOR, LLC

STATEMENTS OF OPERATIONS

(In thousands)

	Nine Months Ended September 30, 2010 (Unaudited)	Period from October 16, 2009 (inception) to December 31, 2009 (Audited)
Income
Equity in income of unconsolidated subsidiary	$14,478	$—

Total income	14,478
Expenses
Administrative expenses	213	—

Total expenses	213	—

Net income	$14,265	$—

The accompanying notes are an integral part of these financial statements.

COLFIN FRB INVESTOR, LLC

STATEMENTS OF MEMBERS’ EQUITY

(In thousands)

Period from October 16, 2009 (inception) to September 30, 2010

Balance at October 16, 2009 (inception)	$—
Member contributions	5
Net income	—

Balance at December 31, 2009 (Audited)	$5
Member contributions	406,208
Net income	14,265

Balance at September 30, 2010 (Unaudited)	$420,478

The accompanying notes are an integral part of these financial statements

COLFIN FRB INVESTOR, LLC

STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30, 2010 (Unaudited)	Period from October 16, 2009 (inception) to December 31, 2009 (Audited)
Cash Flows from Operating Activities
Net income	$14,265	$—
Adjustment to reconcile net income to net cash used in operating activities:		—
Equity in income of unconsolidated subsidiary	(14,478)	—

Net cash used in operating activities	(213)	—

Cash Flows from Investing Activities
Contributions to unconsolidated subsidiary	(405,996)	—

Net cash used in investing activities	(405,996)	—

Cash Flows from Financing Activities
Contributions from Members	406,208	5

Net cash provided by financing activities	406,208	5

Net (decrease) increase in cash	(1)	5
Cash, beginning of period	5	—

Cash, end of period	$4	$5

The accompanying notes are an integral part of these financial statements.

COLFIN FRB INVESTOR, LLC

NOTES TO FINANCIAL STATEMENTS

For the nine months ended September 30, 2010 and period from October 16, 2009 (inception) to

December 31, 2009

1. Organization and Operations

ColFin FRB Investor, LLC (the “Company”), a Delaware limited liability company, was formed pursuant to a limited liability company agreement dated October 16, 2009, as amended and restated as of September 15, 2010, for the purpose of holding a ownership interest in First Republic Bank (“FRB”), a California corporation. The Company is owned 54.85% by C-VIII FRB Holding, LLC, 39.24% by Colony Distressed Credit Fund, L.P. and 5.91% by CFI FRB Funding, LLC, a wholly-owned subsidiary of Colony Financial, Inc (collectively, the “Members”). The Members are managed by affiliates of Colony Capital, LLC (“Colony Capital”). Profits and losses and cash distributions are allocated to the Members according to their membership interests.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying interim financial statements for the nine months ended September 30, 2010 have been prepared, without audit, in accordance with GAAP and do not include all information and footnotes required for complete financial statements. These statements reflect all normal and recurring adjustments which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim period presented. However, the results of operations for the interim period presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2010 or any other future period.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Unconsolidated Subsidiary

The Company holds a 21.8% interest in FRB. The Company has evaluated its investment pursuant to the guidance in Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, Consolidation (ASC 810) to determine whether FRB is a variable interest entity (VIE) and whether the Company is the primary beneficiary of the VIE. As a result of this analysis, the Company concluded that FRB, as a business, is excluded from the scope of ASC 810. Since the Company has the ability to exercise significant influence over FRB, the Company uses the equity method to account for its investment.

Under the equity method, the Company records its investment at cost and adjusts it for the Company’s proportionate share of net earnings or losses, cash contributions made and distributions received, and other adjustments, as appropriate. Distributions of operating profit from the unconsolidated subsidiary are reported as part of operating cash flows while distributions related to capital transactions, such as a refinancing transaction or sale, are reported as investing activities. FRB’s critical accounting policies are similar to the Company’s and their financial statements are prepared in accordance with GAAP.

Income Taxes

Under federal and state income tax rules, limited liability companies are generally not subject to income taxes. Accordingly, no provision for income taxes is included in the accompanying financial statements. Income or loss is includable in the income tax returns of the Members.

3. Investment in Unconsolidated Subsidiary

On June 30, 2010, the Company acquired a 21.8% interest in FRB from Merrill Lynch Bank & Trust Company, a subsidiary of Bank of America Corporation. The remaining 78.2% interest in FRB was acquired by a group of third-party investors, including management of FRB (together with the Company, the “Investors”). The amount of consideration paid to Merrill Lynch Bank & Trust Company by the Investors was determined pursuant to arm’s-length negotiations between the parties. Summarized financial information for FRB subsequent to acquisition is as follows:

First Republic Bank

Condensed Balance Sheet (in thousands)

September 30, 2010 (Unaudited)
Assets:
Cash, cash equivalents and investment securities	$2,985,144
Loans, net of allowance	17,715,506
Other assets	1,253,418

Total Assets	$21,954,068

Liabilities:
Customer deposits	$18,694,763
Other liabilities	1,238,566

Total Liabilities	19,933,329

Stockholders’ equity	1,934,169
Noncontrolling interests	86,570

Total Liabilities and Equity	$21,954,068

Company’s equity	$420,474

First Republic Bank

Condensed Statement of Operations (in thousands)

3 months ended September 30, 2010 (Unaudited)
Interest Income/Expense
Interest income	$263,828
Interest expense	(27,588)
Provision for credit losses	(4,500)

Net Interest Income after provision for credit losses	231,740
Noninterest income	19,028
Noninterest expense	(136,203)

Income before provision for income losses	114,565
Provision for income taxes	46,972

Net income before noncontrolling interests	67,593
Net income attributable to noncontrolling interests	1,198

Net income attributable to FRB	$66,395

Company’s equity in net income	$14,478

4. Subsequent Events

The Company has evaluated all subsequent events through December 20, 2010, the date these financial statements were available to be issued for potential recognition or disclosure.

On December 14, 2010, FRB closed the initial public offering of 12,650,000 shares of its common stock. In connection with this offering, the Company sold 1,948,477 shares of common stock, which resulted in aggregate cash proceeds (net of underwriting costs) of approximately $46.6 million and generated a gain of approximately $17.4 million.